Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of September 28, 2012, by HC-8451 PEARL STREET, LLC, a Delaware limited liability company (“Joining Party”), and delivered to KeyBank National Association, as Agent, pursuant to §5.5 of the Credit Agreement dated as of March 30, 2012, as from time to time in effect (the “Credit Agreement”), by and among Carter/Validus Operating Partnership, LP (the “Borrower”), KeyBank National Association, for itself and as Agent, and the other Lenders from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A. Joining Party is required, pursuant to §5.5 of the Credit Agreement, to become an additional Subsidiary Guarantor under the Guaranty, the Cash Collateral Agreement, the Indemnity Agreement and the Contribution Agreement.

B. Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1. Joinder. By this Joinder Agreement, Joining Party hereby becomes a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Cash Collateral Agreement, the Indemnity Agreement, and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a “Subsidiary Guarantor” under the Contribution Agreement. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Cash Collateral Agreement, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement.

2. Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Guarantor” or “Subsidiary Guarantor” are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantors apply to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

3. Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Cash Collateral Agreement, the Contribution Agreement and the Indemnity Agreement heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty, the Cash Collateral Agreement, the Contribution Agreement and the Indemnity Agreement to confirm such obligation.

4. Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

5. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Counterparts. This Joinder Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

7. The effective date (the “Effective Date”) of this Joinder Agreement is September 28, 2012.

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.

“JOINING PARTY”

HC-8451 PEARL STREET, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

	By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ JOHN E. CARTER
		Name:	John E. Carter
		Title:	Chief Executive Officer

[SEAL]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ ANDREW STICKNEY
Name:	Andrew Stickey
Title:	Sr. Vice President